Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Fourth Quarter and Full-Year 2016 Results

Strong 2016 Operating Performance Leads to Increased Earnings and Cash Flow Generation; Company Provides 2017 Outlook

SUSSEX, WI, February 21, 2017 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported fourth quarter and full-year 2016 results.

Earnings Highlights

•	Delivered fourth quarter 2016 net sales of $1.2 billion and full-year 2016 net sales of $4.3 billion.

•	Reported fourth quarter 2016 GAAP net earnings of $38 million and full-year 2016 GAAP net earnings of $45 million.

•	Achieved fourth quarter 2016 Adjusted EBITDA of $140 million and Adjusted EBITDA margin of 11.7%.

•	Increased full-year 2016 Adjusted EBITDA by $11 million to $480 million and increased Adjusted EBITDA margin by 90 basis points to 11.1%.

•	Increased full-year 2016 Adjusted Diluted Earnings Per Share by $0.85 per share to $1.52 per share.

Cash Flow & Balance Sheet Highlights

•	Increased full-year 2016 GAAP cash flow from operations by $4 million to $353 million, and increased full-year 2016 Free Cash Flow by $31 million to $246 million.

•	Reduced debt and capital leases by $218 million during 2016.

•
Amended and extended the Company’s $1.1 billion revolving credit facility and Term Loan A to 2021, and swapped $250 million of variable-rate debt into fixed-rate debt to lock in 62% of the Company’s debt as fixed-rate debt.

Other Financial Highlights

•	Declares quarterly dividend of $0.30 per share.

•	Provides 2017 financial guidance ranges for net sales of $4.1 billion to $4.3 billion, Adjusted EBITDA of $440 million to $480 million, and Free Cash Flow of $225 million to $275 million.

“We are pleased with our fourth quarter and full-year 2016 results, which exceeded our expectations and show that we more than accomplished what we set out to achieve at the start of the year,” said Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer. “Throughout 2016, we continued to transform both our business and the industry through strategic investment in our assets and through the creation of new and innovative solutions designed to drive greater value for our clients. We also continued to implement sustainable cost reductions and productivity improvements while maintaining our focus on revenue to drive EBITDA enhancement.”

Quadracci added: “As we look forward to 2017, we plan to continue to take advantage of our unique position in the industry as both a global printer and a marketing services provider. We will leverage our growing BlueSoho integrated marketing agency, as well as our strategic investment in Rise Interactive, to create innovative, end-to-end solutions for our customers that will allow them to improve both the efficiency and effectiveness of their media spend across multiple channels. Further, we will remain diligent in our aggressive management of costs and productivity to hold the line on Adjusted EBITDA margins. This will allow us to meet our goal of being the industry’s high-quality, low-cost producer, and generate strong Free Cash Flow to support value-creating opportunities as part of our company’s ongoing transformation as a global marketing services provider.”

Summary Results
Net sales for the three months ended December 31, 2016, were $1.2 billion, an 8.8% decrease from the three months ended December 31, 2015. Organic sales decreased 6.3% due to ongoing industry volume and pricing pressures, after excluding foreign exchange (-0.3% impact) and pass-through paper sales (-2.2%). The organic sales decrease is consistent with the Company’s previous guidance. GAAP net earnings improved to $38 million and GAAP diluted earnings per share improved to $0.73 per share during the three months ended December 31, 2016. The improvement in earnings and diluted earnings per share was due to better operating performance from ongoing improvements in manufacturing productivity and labor management, sustainable cost reductions, lower depreciation and amortization expense and lower restructuring and non-cash impairment charges. Fourth quarter 2016 Adjusted EBITDA decreased $14 million to $140 million compared to $154 million in 2015 due to lower net sales, and Adjusted EBITDA margin remained flat at 11.7% year-over-year due to lower cost of sales and selling, general and administrative expenses driven by enhanced efficiency and sustainable cost reductions.

Net sales for the year ended December 31, 2016, were $4.3 billion, a 5.8% decrease from the year ended December 31, 2015. Organic sales declined 4.5% due to ongoing industry volume and pricing pressures, after excluding acquisitions (1.4% impact), foreign exchange (-0.6% impact) and pass-through paper sales (-2.1% impact). GAAP net earnings improved to $45 million and GAAP diluted earnings per share improved to $0.90 per share during the year ended December 31, 2016. Full-year 2016 Adjusted EBITDA increased $11 million to $480 million compared to $469 million in 2015, and Adjusted EBITDA margin increased to 11.1% in 2016 compared to 10.2% for the previous year. Adjusted Diluted Earnings Per Share improved by $0.85 per share during the year ended December 31, 2016 to $1.52 per share. The increases in Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Diluted Earnings Per Share primarily reflect enhanced efficiency and sustainable cost reductions and, for Adjusted Diluted Earnings Per Share, lower depreciation and amortization.

GAAP net cash provided by operating activities was $353 million for the year ended December 31, 2016, an increase of $4 million, or 1%, over 2015. Free Cash Flow was $246 million compared to $215 million for the previous year. The $31 million, or 14% increase over the prior year was due to lower capital expenditures, increased earnings, and sustainable ongoing improvement in working capital levels.

“Quad/Graphics continues to generate significant Free Cash Flow, which is important to maintaining a strong and flexible balance sheet that supports our disciplined capital deployment strategy,” said Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. “Our strong Adjusted EBITDA and Free Cash Flow throughout 2016 allowed us to reduce debt by $218 million and improve our year-end Debt Leverage Ratio to 2.36x, which is well within our long-term targeted range of 2.0x to 2.5x. In addition, the significant Free Cash Flow allows the Company to continue to strategically invest in our business and maintain an affordable and sustainable annual dividend of $1.20 per share, representing approximately 25% of Free Cash Flow.”

Debt Capital Structure Update
The Company amended and extended its $1.1 billion revolving credit facility and Term Loan A on February 10, 2017, to extend the Company’s debt maturity profile by two years to 2021, while maintaining the Company’s current cost of borrowing and covenant structure. The amendment included the lowering of the maximum borrowing capacity under the revolving credit facility to $725 million (previously was $850 million) and replacing its current Term Loan A with a new $375 million Term Loan A.

Additionally, the Company also entered into a 5-year interest rate swap in February 2017, to swap $250 million of variable-rate debt into fixed-rate debt at 3.9%. The swap locks in 62% of the Company’s debt rate structure as fixed-rate debt with an overall blended average interest rate of 5.0%.

“The amendment to our credit facility and interest rate swap has allowed us to extend our maturities out to 2021, maintain our current covenant package and reduce interest rate risk to maintain an advantageous 5% total cost of borrowings,” said Honan. “We believe that locking in a portion of our variable-rate debt structure at a low fixed interest rate is a prudent way of taking additional risk off our balance sheet in a potentially rising interest rate environment. These transactions and our continued focus on reducing debt levels is consistent with our ongoing disciplined approach to maintain a strong and flexible balance sheet.”

Outlook
Quad/Graphics provides the following 2017 financial guidance:

U.S. $	2017 Guidance Range
Net Sales	$4.1 billion – $4.3 billion
Adjusted EBITDA	$440 million – $480 million
Free Cash Flow	$225 million – $275 million

Honan concluded: “We expect 2017 Adjusted EBITDA margin and Free Cash Flow to be flat with 2016 at the midpoints of our guidance ranges due to our ongoing efforts to implement permanent improvements to Quad/Graphics’ cost structure and working capital levels. We believe these results will give us the ability to continue to invest in our business and accelerate the transformation of our go-to-market strategy, as well as continuing to return capital to our shareholders through our quarterly dividend, among other priorities.”

Quad/Graphics’ next quarterly dividend of $0.30 per share will be payable on March 10, 2017, to shareholders of record as of February 27, 2017.

Quarterly Conference Call
Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, February 22. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer, and Dave Honan, Executive Vice President & Chief Financial Officer. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics’ website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10078532. Participants will be given a unique PIN to gain immediate access to the call on February 22, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available following the conference call and will be accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10078532

The playback will be available until March 23, 2017.

Forward-Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the impact of electronic media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to attract and retain qualified production personnel; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of changes in postal rates, service levels or regulations; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of the various restrictive covenants in the Company's debt facilities on the Company's ability to operate its business; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, non-cash goodwill impairment charges, and equity in loss of unconsolidated entities, and less gain on debt extinguishment and income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as net earnings (loss) excluding restructuring, impairment and transaction-related charges, non-cash goodwill impairment charges, gain on debt extinguishment, equity in loss of unconsolidated entities and discrete income tax items, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD) is a global marketing services provider that helps brand owners market their products, services and content more efficiently and effectively by using its strong print foundation in combination with other media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, the Company has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing and healthcare. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
kegan@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
cho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
Net sales	$1,198.3	$1,313.6

Cost of sales	945.4	1,037.3
Selling, general and administrative expenses	112.7	122.1
Depreciation and amortization	59.7	79.6
Restructuring, impairment and transaction-related charges	18.2	84.9
Goodwill impairment	—	10.0
Total operating expenses	1,136.0	1,333.9

Operating income (loss)	$62.3	$(20.3)

Interest expense	18.3	22.0

Earnings (loss) before income taxes and equity in (earnings) loss of unconsolidated entities	44.0	(42.3)

Income tax expense (benefit)	7.4	(33.1)

Earnings (loss) before equity in (earnings) loss of unconsolidated entities	36.6	(9.2)

Equity in (earnings) loss of unconsolidated entities	(0.9)	0.2

Net earnings (loss)	$37.5	$(9.4)

Earnings (loss) per share
Basic	$0.77	$(0.20)
Diluted	$0.73	$(0.20)

Weighted average number of common shares outstanding
Basic	48.7	48.0
Diluted	51.3	48.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2016	2015
Net sales	$4,329.5	$4,597.1

Cost of sales	3,394.8	3,680.3
Selling, general and administrative expenses	454.6	448.3
Depreciation and amortization	277.1	325.3
Restructuring, impairment and transaction-related charges	80.6	164.9
Goodwill impairment	—	808.3
Total operating expenses	4,207.1	5,427.1

Operating income (loss)	$122.4	$(830.0)

Interest expense	77.2	88.4
Gain on debt extinguishment	(14.1)	—

Earnings (loss) before income taxes and equity in loss of unconsolidated entities	59.3	(918.4)

Income tax expense (benefit)	13.0	(282.8)

Earnings (loss) before equity in loss of unconsolidated entities	46.3	(635.6)

Equity in loss of unconsolidated entities	1.4	6.3

Net earnings (loss)	$44.9	$(641.9)

Earnings (loss) per share
Basic	$0.94	$(13.40)
Diluted	$0.90	$(13.40)

Weighted average number of common shares outstanding
Basic	47.9	47.9
Diluted	49.8	47.9

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2016 and 2015
(in millions)
(UNAUDITED)

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$9.0	$10.8
Receivables, less allowances for doubtful accounts	563.6	648.7
Inventories	265.4	280.1
Prepaid expenses and other current assets	54.4	38.2
Restricted cash	10.2	13.5
Total current assets	902.6	991.3

Property, plant and equipment—net	1,519.9	1,675.8
Intangible assets—net	59.7	110.5
Equity method investments in unconsolidated entities	3.6	4.4
Other long-term assets	84.3	65.5
Total assets	$2,570.1	$2,847.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$323.5	$358.8
Amounts owing in satisfaction of bankruptcy claims	2.3	1.4
Accrued liabilities	356.7	347.5
Short-term debt and current portion of long-term debt	84.7	94.6
Current portion of capital lease obligations	7.4	5.1
Total current liabilities	774.6	807.4

Long-term debt	1,019.8	1,239.9
Unsecured notes to be issued	5.4	7.1
Capital lease obligations	18.9	9.7
Deferred income taxes	35.3	59.0
Other long-term liabilities	274.6	300.5
Total liabilities	2,128.6	2,423.6

Shareholders' Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	912.4	956.7
Treasury stock, at cost	(113.3)	(193.6)
Accumulated deficit	(206.4)	(188.1)
Accumulated other comprehensive loss	(152.6)	(152.5)
Total shareholders' equity	441.5	423.9
Total liabilities and shareholders' equity	$2,570.1	$2,847.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2016	2015
OPERATING ACTIVITIES
Net earnings (loss)	$44.9	$(641.9)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	277.1	325.3
Impairment charges	26.8	95.3
Goodwill impairment	—	808.3
Gain on debt extinguishment	(14.1)	—
Stock-based compensation	15.2	7.2
Settlement loss on pension benefit plans	7.0	—
Gain on sale or disposal of property, plant and equipment	(9.0)	(4.1)
Deferred income taxes	(26.6)	(292.5)
Foreign exchange losses on sale of investment	—	6.0
Other non-cash adjustments to net earnings (loss)	5.6	10.7
Changes in operating assets and liabilities—net of acquisitions	25.6	33.8
Net cash provided by operating activities	352.5	348.1

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(106.1)	(133.0)
Cost investment in unconsolidated entities	(9.9)	(1.2)
Proceeds from the sale of property, plant and equipment	25.9	29.2
Proceeds from the sale of investments	1.3	14.0
Transfers from restricted cash	4.4	17.7
Acquisition of businesses—net of cash acquired	—	(143.4)
Net cash used in investing activities	(84.4)	(216.7)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	19.7	—
Payments of long-term debt	(192.0)	(90.9)
Payments of capital lease obligations	(9.5)	(5.0)
Borrowings on revolving credit facilities	871.9	1,462.5
Payments on revolving credit facilities	(918.0)	(1,435.5)
Payments of debt financing fees	(0.1)	—
Bankruptcy claim payments on unsecured notes to be issued	(0.3)	(0.1)
Purchases of treasury stock	(8.8)	—
Sale of stock for options exercised	30.3	2.2
Equity awards redeemed to pay employees' tax obligations	(1.4)	(1.6)
Tax benefit on equity award activity	—	2.8
Payment of cash dividends	(61.1)	(62.3)
Net cash used in financing activities	(269.3)	(127.9)

Effect of exchange rates on cash and cash equivalents	(0.6)	(2.3)

Net increase (decrease) in cash and cash equivalents	(1.8)	1.2

Cash and cash equivalents at beginning of year	10.8	9.6

Cash and cash equivalents at end of year	$9.0	$10.8

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)	Goodwill Impairment (1)
Three months ended December 31, 2016
United States Print and Related Services	$1,093.1	$71.5	$18.9	$—
International	105.2	6.0	(1.8)	—
Total operating segments	1,198.3	77.5	17.1	—
Corporate	—	(15.2)	1.1	—
Total	$1,198.3	$62.3	$18.2	$—

Three months ended December 31, 2015
United States Print and Related Services	$1,207.9	$6.5	$69.9	$3.3
International	105.7	2.3	(2.6)	6.7
Total operating segments	1,313.6	8.8	67.3	10.0
Corporate	—	(29.1)	17.6	—
Total	$1,313.6	$(20.3)	$84.9	$10.0

Year ended December 31, 2016
United States Print and Related Services	$3,927.0	$186.1	$59.3	$—
International	402.5	13.5	(1.1)	—
Total operating segments	4,329.5	199.6	58.2	—
Corporate	—	(77.2)	22.4	—
Total	$4,329.5	$122.4	$80.6	$—

Year ended December 31, 2015
United States Print and Related Services	$4,208.6	$(706.1)	$101.4	$778.3
International	388.5	(63.4)	38.8	30.0
Total operating segments	4,597.1	(769.5)	140.2	808.3
Corporate	—	(60.5)	24.7	—
Total	$4,597.1	$(830.0)	$164.9	$808.3
______________________________

(1)	Restructuring, impairment and transaction-related charges and non-cash goodwill impairment charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
Net earnings (loss)	$37.5	$(9.4)
Interest expense	18.3	22.0
Income tax expense (benefit)	7.4	(33.1)
Depreciation and amortization	59.7	79.6
EBITDA (Non-GAAP)	$122.9	$59.1
EBITDA Margin (Non-GAAP)	10.3%	4.5%

Restructuring, impairment and transaction-related charges (1)	18.2	84.9
Goodwill impairment	—	10.0
Equity in (earnings) loss of unconsolidated entities (2)	(0.9)	0.2
Adjusted EBITDA (Non-GAAP)	$140.2	$154.2
Adjusted EBITDA Margin (Non-GAAP)	11.7%	11.7%
______________________________

(1)	Operating results for the three months ended December 31, 2016 and 2015 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2016	2015
Employee termination charges (a)	$4.8	$20.6
Impairment charges (b)	9.1	55.4
Transaction-related charges (c)	0.3	0.6
Integration costs (d)	—	0.7
Other restructuring charges (e)	4.0	7.6
Restructuring, impairment and transaction-related charges	$18.2	$84.9
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction restructuring initiatives.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(e)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
The equity in (earnings) loss of unconsolidated entities includes the results of operations for investments in entities where Quad/Graphics has the ability to exert significant influence, but not control, which are accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2016	2015
Net earnings (loss)	$44.9	$(641.9)
Interest expense	77.2	88.4
Income tax expense (benefit) (1)	13.0	(282.8)
Depreciation and amortization	277.1	325.3
EBITDA (Non-GAAP)	$412.2	$(511.0)
EBITDA Margin (Non-GAAP)	9.5%	(11.1)%

Restructuring, impairment and transaction-related charges (2)	80.6	164.9
Goodwill impairment (1)	—	808.3
Gain on debt extinguishment (3)	(14.1)	—
Equity in loss of unconsolidated entities (4)	1.4	6.3
Adjusted EBITDA (Non-GAAP)	$480.1	$468.5
Adjusted EBITDA Margin (Non-GAAP)	11.1%	10.2%
______________________________

(1)
Non-cash goodwill impairment charges of $808.3 million ($542.4 million after a non-cash income tax benefit of $265.9 million) were recorded during the year ended December 31, 2015, of which $778.3 million relates to the United States Print and Related Services segment and $30.0 million relates to the International segment.

(2)	Operating results for the years ended December 31, 2016 and 2015 were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2016	2015
Employee termination charges (a)	$12.9	$42.1
Impairment charges (b)	26.8	95.3
Transaction-related charges (c)	2.2	3.3
Courier termination fee (d)	—	(10.0)
Integration costs (e)	0.1	5.1
Other restructuring charges (f)	38.6	29.1
Restructuring, impairment and transaction-related charges	$80.6	$164.9
__________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, and, for the year ended December 31, 2015, included charges related to the Argentina subsidiaries' restructuring proceedings and the Chile equity method investment.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Quad/Graphics received $10.0 million from Courier Corporation ("Courier") during the year ended December 31, 2015, as a result of the termination of the acquisition of Courier by Quad/Graphics. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(f)
Other restructuring charges were primarily from costs to maintain and exit closed facilities and lease exit charges. The Company recorded an $11.2 million adjustment to its multiemployer pension plans withdrawal liability and a $7.0 million non-cash pension settlement charge related to lump-sum pension payments during the year ended December 31, 2016. A $6.0 million non-cash expense to recognize accumulated foreign exchange losses on the sale of the Chile equity method investment was recorded during the year ended December 31, 2015.

(3)	The $14.1 million gain on debt extinguishment recorded during the year ended December 31, 2016, primarily relates to the $56.5 million repurchase of unsecured 7.0% senior notes due May 1, 2022.

(4)
The equity in loss of unconsolidated entities includes the results of operations for investments in entities where Quad/Graphics has the ability to exert significant influence, but not control, which are accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2016	2015
Net cash provided by operating activities	$352.5	$348.1

Less: purchases of property, plant and equipment	(106.1)	(133.0)

Free Cash Flow (Non-GAAP)	$246.4	$215.1

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of December 31, 2016 and 2015
(in millions, except ratio)
(UNAUDITED)

	December 31, 2016		December 31, 2015
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,130.8		$1,349.3

Divided by: Adjusted EBITDA for the year ended (Non-GAAP)	480.1		468.5

Debt Leverage Ratio (Non-GAAP)	2.36	x	2.88	x

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
Earnings (loss) before income taxes and equity in (earnings) loss of unconsolidated entities	$44.0	$(42.3)

Restructuring, impairment and transaction-related charges	18.2	84.9
Goodwill impairment	—	10.0
	62.2	52.6

Income tax expense at 40% normalized tax rate	24.9	21.0
Adjusted net earnings (Non-GAAP)	$37.3	$31.6

Basic weighted average number of common shares outstanding	48.7	48.0
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	2.6	0.9
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.3	48.9

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.73	$0.65

Diluted Earnings (Loss) Per Share (GAAP)	$0.73	$(0.20)
Restructuring, impairment and transaction-related charges per share	0.36	1.74
Goodwill impairment per share	—	0.20
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.14	(0.68)
Income tax expense at 40% normalized tax rate per share	(0.48)	(0.43)
Equity in (earnings) loss of unconsolidated entities from condensed consolidated statement of operations per share	(0.02)	0.01
GAAP to Non-GAAP diluted impact per share	—	0.01
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.73	$0.65
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) non-cash goodwill impairment charges; (iii) discrete income tax items; and (iv) equity in (earnings) loss of unconsolidated entities.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2016	2015
Earnings (loss) before income taxes and equity in loss of unconsolidated entities	$59.3	$(918.4)

Restructuring, impairment and transaction-related charges	80.6	164.9
Goodwill impairment	—	808.3
Gain on debt extinguishment	(14.1)	—
	125.8	54.8

Income tax expense at 40% normalized tax rate	50.3	21.9
Adjusted net earnings (Non-GAAP)	$75.5	$32.9

Basic weighted average number of common shares outstanding	47.9	47.9
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.9	1.0
Diluted weighted average number of common shares outstanding (Non-GAAP)	49.8	48.9

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$1.52	$0.67

Diluted Earnings (Loss) Per Share (GAAP)	$0.90	$(13.40)
Restructuring, impairment and transaction-related charges per share	1.62	3.37
Goodwill impairment per share	—	16.53
Gain on debt extinguishment per share	(0.28)	—
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.26	(5.51)
Income tax expense at 40% normalized tax rate per share	(1.01)	(0.45)
Equity in loss of unconsolidated entities from condensed consolidated statement of operations per share	0.03	0.13
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$1.52	$0.67

______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) non-cash goodwill impairment charges; (iii) gain on debt extinguishment; (iv) discrete income tax items; and (v) equity in loss of unconsolidated entities.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.